SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K


Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  January 8, 1999

ADEN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)


         California			00-18140		87-0447215
(State or other jurisdiction of		(Commission		(I.R.S. Employer
incorporation or organization)	File No.)		 Identification No.)


13314 I Street, Omaha, Nebraska		68137
       (Address of principal executive offices)	        (Zip Code)


(402) 334-5556)
(Registrants telephone number, including area code)

Item 5.	Other Information

On January 13, 1999, the Registrant announced that it has entered into an agreement with Government Payment Services, Inc., and Synergy
Media, Inc., to assume 100% ownership of Government Payment
Services, Inc.  See Attachment.

Registrant is not profitable at the present time and does not expect to be in the near future. Registrant has limited financial resources and there can be no assurance it will raise sufficient capital to fund its operations or fulfill the Agreement. Registrant has a significant amount of debt that is currently in default and it is a party in certain litigation. In exchange for certain consideration, a shareholder entered into an agreement previously to assume all of its debt and indemnify the Registrant for all known litigation.

At the present time, there are currently 100 million shares of common stock outstanding and approximately 20 million warrants to purchase common stock at prices ranging from $.01 per share to $.05 per share. Registrant is also required to issue an additional 7 million shares to an officer and shareholder of Registrant for common stock he tendered to the Registrant as treasury stock in order to permit stock issuance for the Agreement described above and other matters.

Certain information above contains forward-looking statements that may involve risk and uncertainties. Registrant believes that its expectations are based on reasonable assumptions. However, no assurances can be given that its goals will be achieved. Factors that could cause actual results to differ materially include, but are not limited to, changes in federal, state and local regulations, new product introductions by competitors and changes in technology.


Attachment:

AGREEMENT

Acquisition of Government Payment Service, Inc. (GPS) an Indiana
Corporation,
from Synergy Media, Inc. (SYME), a Nebraska corporation by ADEN
ENTERPRISES, INC. (ADEN), a Public Company based in
Nebraska.

This Agreement is hereby executed on January 13, 1999, and includes the following terms and conditions of the Agreement in principle between SYME and ADEN, GPS is a company that was acquired by SYME as a result of an acquisition agreement dated November
11, 1998, GPS is a company that provides services to Government Agencies including the collection of fees.

Upon completion of the terms and conditions of this Agreement, ADEN will assume 100% ownership of GPS.

1. The SYME Shareholders as of January 31, 1999, will receive Five million (5,000,000) shares of ADEN common stock. The stock certificates will be delivered to SYME at its corporate offices in Indianapolis, Indiana, for distribution to individual shareholders within ninety (90) days from the date of this Agreement.

2. ADEN will pay GPS the sum of five hundred thousand dollars ($500,000.00) in cash for current debt and notes that are currently due. The funds will be delivered to GPS the earlier of when a financing is completed or sixty (60) days from the date of this Agreement.

3. ADEN will provide one hundred thirty seven thousand dollars
($137,000.00) in operating capital to GPS at execution of this Agreement and will provide an additional twenty-five thousand dollars ($25,000.00) per month for six
(6) months beginning in January and ending in June, 1999.

4. Dale Conrad will be given a three (3) year employment agreement to become an Executive Vice President of ADEN and is appointed as a Director for ADEN. The
GPS operations will continue in Indianapolis, Indiana, for a minimum period of three (3) years.

5. This acquisition is ratified by the Board of Directors of SYME and ADEN and it is not subject to shareholders approval.

Agreed:

/s/  Michael S. Luther			January 13, 1999

Michael S. Luther, Chairman of ADEN ENTERPRISES, INC.

/s/  Dale W. Conrad			January 13, 1999

Dale W. Conrad, President of Synergy Media, Inc., and Government
Payment Service, Inc.
11513k



4